UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 19, 2018

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-3016	WISCONSIN PUBLIC SERVICE CORPORATION	39-0715160
(A Wisconsin Corporation)
700 North Adams Street
P.O. Box 19001
Green Bay, WI 54307-9001
(800) 450-7260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01  OTHER EVENTS.

On November 19, 2018, Wisconsin Public Service Corporation (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $400,000,000 aggregate principal amount of Senior Notes, 3.35% Series Due November 21, 2021 (the “Senior Notes”). The Senior Notes are being issued and sold by the Company in an offering registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, Registration No. 333-222430 (the “Registration Statement”). The exhibits filed herewith under Item 9.01 are incorporated by reference as part of the Registration Statement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

1.1	Underwriting Agreement, dated November 19, 2018, among the Company and Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., and RBC Capital Markets, LLC, as representatives of the several underwriters, relating to $400,000,000 aggregate principal amount of the Company’s Senior Notes, 3.35% Series Due November 21, 2021.

4.1	Twelfth Supplemental Indenture, dated as of November 21, 2018, between the Company and U.S. Bank National Association (as successor to Firstar Bank Milwaukee, N.A., National Association), as Trustee.

5.1	Opinion of Joshua M. Erickson, Director — Legal Services — Corporate and Finance.

23.1	Consent of Joshua M. Erickson, Director — Legal Services — Corporate and Finance (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION
(Registrant)

/s/ William J. Guc
Date: November 21, 2018	William J. Guc – Vice President and Controller

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